ANDERSEN & ANDERSEN & STRONG, L.C.                        684 East Vine St. #3
Certified Public Accountants and Business Consultants     Murray, Utah 84107

                                                          Telephone 801 268 2632



March 23, 2004

United States Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

To Whom it May Concern:

We have read Item 4 of Form 8-K dated March 23, 2004, of New Pacific Ventures, Inc. and are in agreement with the statements contained therein.


Very truly yours,


/s/Andersen Andersen & Strong, L.C.